[Trustee/Administrator Letterhead]



                          IMMEDIATE ATTENTION REQUIRED



May 17, 1999

         Re: The Blonder Tongue Laboratories, Inc. 401(k) Plan

Dear Plan Participant:

       Our records reflect that, as a participant in the Blonder Tongue Laboratories, Inc. 401(k) Plan (the "Plan"), a portion of your individual account is invested in the common stock of Blonder Tongue Laboratories, Inc. (the "Company"). The Company has initiated an offer to purchase up to 750,000 shares of its common stock, $.001 par value per share (the "Shares").

       Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase up to 750,000 Shares at prices not greater than $8.00 nor less than $6.00. As described below, you have the right to instruct Union Bank & Trust, as trustee of the Plan (the "Trustee"), concerning whether to tender Shares of the Company credited to your individual account under the Plan, and at which price or prices. You may communicate your instructions to the Trustee by completing the enclosed yellow Direction Form and forwarding it to USI Retirement Services, Inc., which serves as Administrator of the Plan (the "Administrator").

       YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO THE TRUSTEE, C/O THE ADMINISTRATOR, IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1999, UNLESS THE OFFER IS EXTENDED. IMPORTANT: PLEASE COMPLETE AND RETURN THE ENCLOSED YELLOW DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW.

       The remainder of this letter summarizes the transaction, your rights under the Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other tender offer materials including the Offer to Purchase and the related tan Letter of Transmittal, enclosed with this letter.

                                   BACKGROUND

       The Company has made a tender offer to purchase up to 750,000 Shares at a price not greater than $8.00 nor less than $6.00 per Share. The enclosed Offer to Purchase dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's stockholders.

       The Company's Offer to Purchase extends to the Shares held by the Plan. As of May 14, 1999, the Plan held approximately 7,150 Shares. Only the Trustee can tender these Shares in the Offer. Nonetheless, as a participant under the Plan, you have the right to direct the Trustee whether or not to tender some or all of the Shares credited to your individual account in the Plan, and at which price or prices. Unless otherwise required by applicable law, the Trustee will tender Shares credited to participant accounts in accordance with participant instructions and the Trustee will not tender Shares credited to participant accounts for which it does not receive timely instructions. IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO THE TRUSTEE, C/O THE ADMINISTRATOR, ON A TIMELY BASIS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

       The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the trust agreement between the Company and the Trustee (the "trust agreement"), prohibit the sale of Shares to the Company for less than adequate consideration, which the Trustee will determine based on the prevailing or closing market price of the Shares on or about the date the Shares are tendered by the Trustee pursuant to the Offer (the "prevailing or closing market price"). Accordingly, depending on the closing market price of the Shares on such date, the Trustee may be unable to tender Shares at certain directed prices within the offered range. In such event, the Trustee will tender or not tender Shares as follows:

         -- If the prevailing or closing market price is greater than the price at which a participant directed his or her Shares be tendered but within the range of tender prices offered, the Trustee will follow such participant's directions regarding the percentage of Shares to be tendered but will increase the price at which such Shares are to be tendered to the prevailing or closing market price. This may result in some or all of such Shares not being purchased by the Company.

         -- If the prevailing or closing market price is greater than the maximum tender price offered by the Company ($8.00 per Share), notwithstanding participants' directions to tender Shares in the Offer, no Shares will be tendered.

         -- If the prevailing or closing market price is lower than the price at which a participant directed his or her Shares to be tendered, notwithstanding the lower closing market price, the Trustee will follow such participant's direction (or failure to direct) both as to percentage of Shares to tender and as to the price at which such Shares are tendered.

         -- Unless otherwise required by applicable law, the Trustee will not tender Shares for which it has received no direction, or for which it has received a direction not to tender.

       Please note that a tender of Shares credited to your individual account under the Plan can be made only by the Trustee as the holder of record. DO NOT COMPLETE THE TAN LETTER OF TRANSMITTAL; IT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN. IF YOU WISH TO DIRECT THE TRUSTEE CONCERNING THE TENDER OF YOUR SHARES IN THE PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED YELLOW DIRECTION FORM.

       THE TRUSTEE MAKES NO RECOMMENDATION AS TO WHETHER TO DIRECT THE TENDER OF SHARES OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

                                 CONFIDENTIALITY

       TO ASSURE THE CONFIDENTIALITY OF YOUR DECISION, THE TRUSTEE AND ITS AFFILIATES OR AGENTS WILL TABULATE THE DIRECTION FORMS. NEITHER THE TRUSTEE NOR ITS AFFILIATES OR AGENTS WILL MAKE THE RESULTS OF YOUR INDIVIDUAL DIRECTION AVAILABLE TO THE COMPANY.

                         PROCEDURE FOR DIRECTING TRUSTEE

       Enclosed is a yellow Direction Form which should be completed and returned to the Trustee c/o the Administrator. Please note that the Direction Form indicates next to your address how many Shares you have in your individual account as of May 14, 1999. However, for purposes of final tabulation, the Administrator will apply your instructions to the number of Shares credited to your account as of June 10, 1999, or as of a later date if the Offer is extended.

       If Shares in your account are accepted for payment in the Offer, the proceeds will be reinvested in the mutual funds offered by the Plan pursuant to your standing investment instructions with respect to your contributions to the Plan.

       If you do not properly complete the Direction Form or do not return it by the deadline specified, such Shares will be considered NOT TENDERED.

       To properly complete your Direction Form, you must do the following:

       1. On the face of the Direction Form, check Box 1 or 2. CHECK ONLY ONE BOX ON EACH DIRECTION FORM:

                  -- CHECK BOX 1 if you DO NOT want the Shares credited to your individual account tendered for sale in accordance with the terms of the Offer and simply want the Plan to continue holding such Shares.

                  -- CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage (in whole numbers) of Shares credited to your individual account that you want to tender at which price.

                  You may elect to accept the per Share Purchase Price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $6.00 or as high as $8.00. If the percentage of Shares credited to your account indicated to be tendered in the Direction Form is less than 100%, you will be deemed to have instructed the Trustee NOT to tender the balance of the Shares credited to your individual account.

         2. Date and sign the Direction Form in the space provided.

         3. Return the Direction Form in the enclosed return envelope so that they are received by the Administrator (on behalf of the Trustee) at the address on the return envelope (One Woodbridge Center Drive, 8th Floor, Woodbridge, NJ 07095, ATTN: Julie Kelly) not later than 5:00 p.m., New York City time, on Thursday, June 10, 1999, unless the Offer is extended (in which case the Direction Form must be returned no later than 5:00 p.m., New York City time, on the third business day prior to the Expiration Date as so extended). If you wish to return the form by overnight mail, please send it to the Administrator (on behalf of the Trustee) at One Woodbridge Center Drive, 8th Floor, Woodbridge, NJ 07095, ATTN: Julie Kelly.
            NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

       Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Eastern time, on Thursday, June 10, 1999, unless the Offer is extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling the Trustee at (612) 379-3222. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Shares credited to your individual account by obtaining an additional Direction Form from the Trustee and repeating the previous instructions for directing tenders as set forth in this letter.

       After the deadline above for returning the Direction Form to the Trustee, c/o the Administrator, the Trustee and its affiliates or agents will complete the tabulation of all directions and the Trustee will tender the appropriate number of Shares, as described in the "BACKGROUND" section above. Unless the Offer is terminated or amended in accordance with its terms, after the expiration date of the Offer the Company will determine the lowest per Share purchase price (not greater than $8.00 nor less than $6.00) (the "Purchase Price"), that allows the Company to purchase 750,000 Shares (or such lesser number of Shares as is validly tendered and not withdrawn. The Company will then purchase all of the Shares, up to 750,000, that were tendered at the Purchase Price or below. ALL PARTICIPANTS WHO TENDER SHARES AT OR BELOW THE PURCHASE PRICE WILL RECEIVE THE SAME PER SHARE PURCHASE PRICE FOR SHARES ACCEPTED FOR PURCHASE. If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration, as set forth in Section 1 of the Offer to Purchase. If you direct the tender of any Shares credited to your individual account at a price in excess of the Purchase Price as finally determined, or in the event of proration, those Shares not purchased in the Offer will remain allocated to your individual account under the Plan.

       The preferential treatment of holders of fewer than 100 Shares, as described in Section 2 of the Offer to Purchase, will not be afforded to participants in the Plan, regardless of the number of Shares held within their individual accounts. Similarly, participants in the Plan are not able to conditionally tender the Shares within their individual accounts under the Plan (as described in Section 6 of the Offer to Purchase).

                        EFFECT OF TENDER ON YOUR ACCOUNT

       As of 4:00 p.m., Eastern Time, on Thursday, June 10, 1999, you will NOT be able to make exchanges out of the Company's common stock in your account under the Plan until all tender offer processing has been completed. Contributions to and exchanges from other investment options into the Company's common stock may continue under the Plan throughout the tender offer and will be unaffected by the freeze. FOR ADMINISTRATIVE PURPOSES, THE ACCOUNTS OF ALL PLAN PARTICIPANTS WILL BE TEMPORARILY FROZEN, REGARDLESS OF WHETHER YOU ELECT TO TENDER YOUR SHARES, AND WILL REMAIN FROZEN UNTIL ALL TENDER OFFER PROCESSING HAS BEEN COMPLETED. The Trustee will complete processing as soon as administratively possible. The Trustee anticipates that the processing will be completed five to seven business days after receipt of proceeds from the Company.

       For any Shares in the Plan that are tendered and purchased by the Company, the Company will pay cash to the Plan. INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN.

       The Trustee will invest proceeds with respect to Shares credited to your account in the mutual funds available for investment under the Plan pursuant to your existing standing investment instructions with respect to Plan contributions as soon as administratively possible after receipt of proceeds. You may call the Voice Response System ("VRS") at (888) 879-1047 after the reinvestment is complete to learn the effect of the tender on your account.

                             SHARES OUTSIDE THE PLAN

       If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Company which can be used to tender such Shares directly to the Company. THOSE TENDER OFFER MATERIALS MAY NOT BE USED TO DIRECT THE TRUSTEE TO TENDER OR NOT TENDER THE SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN. The direction to tender or not tender Shares credited to your individual account under the Plan may only be made in accordance with the procedures in this letter. Similarly, the enclosed yellow Direction Form may not be used to tender non-Plan Shares.

                               FURTHER INFORMATION

       If you require additional information concerning the procedure to tender Shares credited to your individual account under the Plan, please contact the Trustee at (612) 379-3222. If you require additional information concerning the terms and conditions of the Offer, please call Steven L. Shea, Senior Vice President of Ferris, Baker Watts, Incorporated, the Information Agent, at (800) 247-7223.

                                        Sincerely,



                                        ------------------------

                                 DIRECTION FORM
                                       FOR
                               PARTICIPANTS IN THE
                  BLONDER TONGUE LABORATORIES, INC. 401(K) PLAN
                        To Tender Shares of Common Stock
                                       of
                        Blonder Tongue Laboratories, Inc.
              Pursuant to the Offer to Purchase Dated May 17, 1999

--------------------------------------------------------------------------------


YOU WILL NEED TO COMPLETE THIS DIRECTION FORM AND RETURN IT TO THE TRUSTEE, C/O THE ADMINISTRATOR, IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1999, UNLESS THE OFFER IS EXTENDED.
IMPORTANT: PLEASE COMPLETE AND RETURN THIS DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW.

IF YOU DO NOT COMPLETE THIS DIRECTION FORM AND RETURN IT TO THE TRUSTEE, C/O THE ADMINISTRATOR, ON A TIMELY BASIS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

--------------------------------------------------------------------------------


                                  INSTRUCTIONS

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                      UP TO 750,000 SHARES OF COMMON STOCK
                 AT A PURCHASE PRICE NOT GREATER THAN $8.00 NOR
                            LESS THAN $6.00 PER SHARE

         The undersigned acknowledge(s) receipt of the enclosed Offer to Purchase dated May 17, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by Blonder Tongue Laboratories, Inc. (the "Company") to purchase up to 750,000 shares of its common stock, par value $0.001 per share ("Shares"), at prices not greater than $8.00 nor less than $6.00 per Share, net to the undersigned in cash, without interest thereon, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

         Union Bank & Trust (the "Trustee") is the holder of record of Shares held in the Blonder Tongue Laboratories, Inc. 401(k) Plan (the "Plan"). As such, a tender of such Shares held by the Plan for your account can be made only by the Trustee as the holder of record and pursuant to your instructions. USI Retirement Services, Inc. is the Administrator of the Plan and to whom this Direction Form should be sent.

--------------------------------------------------------------------------------
Name of Plan Participant and number of Shares held for account of Participant:
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

NOTE:  YOUR SIGNATURE MUST BE PROVIDED ON PAGE 3.

         This will instruct the Trustee as to whether or not to tender to the Company the percentage (in whole numbers) of Shares indicated below (or, if no percentage is indicated below, all Shares) that are credited to your account in the Plan, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

CHECK BOX 1 if you DO NOT want the Shares credited to your individual account tendered for sale in accordance with the terms of the Offer and simply want the Plan to continue holding such Shares.

CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage (in whole numbers) of Shares credited to your individual account that you want to tender at which price.

--------------------------------------------------------------------------------

Box 1 [ ]  By checking  this box, the undersigned instructs the Trustee NOT to tender Shares held by the Trustee in the Plan for the account of the undersigned.

Box 2 [ ]  By checking this box, the undersigned hereby instructs the Trustee to tender the percentage (in whole numbers) of Shares held by the Trustee in the Plan for the account of the undersigned, at the Purchase Price per Share indicated in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered":

                ................  Percentage of Shares (in whole numbers)*

*  The undersigned understands and agrees that all Shares held by the Trustee in the Plan for the account of the undersigned will be tendered if Box 2 is checked and the space above is left blank.
--------------------------------------------------------------------------------


         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.

   IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE DIRECTION
                   FORM FOR EACH PRICE SPECIFIED MUST BE USED.

--------------------------------------------------------------------------------
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby instructs the Trustee to tender Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This action will result in receiving a price per Share of as low as $6.00 or as high as $8.00
                                     - OR -

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby instructs the Trustee to tender Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Direction Form for each price at which Shares are tendered. The same Shares can not be tendered at more than one price.

           [ ]  $6.000   [ ] $6.500   [ ] $7.000   [ ] $7.500   [ ] $8.000
           [ ]  $6.125   [ ] $6.625   [ ] $7.125   [ ] $7.625
           [ ]  $6.250   [ ] $6.750   [ ] $7.250   [ ] $7.750
           [ ]  $6.375   [ ] $6.875   [ ] $7.375   [ ] $7.875

--------------------------------------------------------------------------------

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

------------------------------------------------------------------------------------------------

                                                SIGN HERE


Dated: ..............., 1999             .......................................................
                                                               Signature(s)

                                         Name ..................................................
                                                              (Please print)

                                         Address ...............................................

                                         .......................................................

                                         .......................................................
                                                    Social Security or Taxpayer ID No.

----------------------


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


ONCE YOU HAVE FULLY COMPLETED THIS FORM AND SIGNED IT IN THE BOX ABOVE, IT SHOULD BE SENT TO:

                         USI RETIREMENT SERVICES, INC.
                         One Woodbridge Center Drive
                         8th Floor
                         Woodbridge, New Jersey  07095
                         ATTN:  Julie Kelly


                                      -3-